UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 17, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code       (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

364-Day Revolving Credit Agreement

     On March 18, 2005, Oracle Corporation (“Oracle”) entered into a 364-Day Revolving Credit Agreement (the “Credit Agreement”) among Oracle; the lenders named in the Credit Agreement; Wachovia Bank, National Association, as Administrative Agent (“Wachovia”); Credit Suisse First Boston (“CSFB”) and ABN AMRO Bank N.V., as Syndication Agents; Bank of America, N.A. and Deutsche Bank Securities, Inc., as Documentation Agents; and Wachovia Capital Markets, LLC and CSFB, as Joint Lead Arrangers and Joint Bookrunners.

     The Credit Agreement provides for an unsecured $3,000,000,000 364-day revolving credit facility (the “Facility”) to Oracle in order to “backstop” any commercial paper that Oracle may issue and for working capital and other general corporate purposes. Subject to certain conditions stated in the Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties), Oracle may borrow, prepay and reborrow amounts under the Facility at any time during the term of the Credit Agreement. All amounts under the Credit Agreement are due on March 17, 2006, unless the commitments are terminated earlier either at the request of Oracle or if an event of default described below occurs.

     Any borrowings will bear interest at a rate per annum equal to, at the option of Oracle, (i) the higher of Wachovia’s prime rate and the rate equal to the federal funds effective rate plus 1/2 of 1% or (ii) a rate based on the London interbank offered rate from time to time plus a margin which fluctuates based upon the ratings assigned from time to time by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings Ltd. to Oracle’s senior unsecured long-term debt (a “Eurodollar Rate Borrowing”). Oracle will also pay (1) a facility fee at a rate that also varies with Oracle’s long-term debt ratings and that is calculated on the aggregate amount of the commitments under the Credit Agreement, whether used or unused, and (2) during any period in which more than 50% of the commitments are borrowed, an incremental utilization fee on the outstanding amount.

     Oracle may prepay at any time, at its option, in whole or in part (but not less than $10,000,000 at any time) any outstanding borrowings plus accrued interest upon up to three business days’ notice to Wachovia. Oracle is required to pay any related breakage costs in connection with prepaying any Eurodollar Rate Borrowing.

     The Credit Agreement contains certain representations and warranties, including accuracy of financial statements; enforceability of the Credit Agreement documentation; no material adverse change at closing since May 31, 2004; absence of material litigation at closing; no violation of laws or material agreements; no required governmental or third party approvals; use of proceeds; and material accuracy of information.

     The Credit Agreement also contains certain covenants, including use of proceeds; limitations on liens; limitations on mergers, consolidations and sales of all or substantially all assets; limitations on subsidiary indebtedness; and limitations on transactions with related parties. In addition, the Credit Agreement contains a total net debt to total capitalization ratio limit of 40%.

     The Credit Agreement also contains certain events of default, including nonpayment of principal or interest when due; breach of covenants; material incorrectness of representations and warranties when made; bankruptcy and insolvency; change of control; and cross-acceleration or payment default of other material indebtedness. If any of these events of default occur and are not cured within applicable grace periods or waived, Wachovia, as administrative agent, shall at the request, or may with the consent, of the lenders owed a majority of the then aggregate unpaid principal amount of the borrowings (or, if no principal amount is outstanding, lenders having a majority in interest of the commitments) declare any amounts under the Credit Agreement immediately due and payable and terminate the commitments.

     At this time, Oracle has not borrowed any funds under the Credit Agreement.

     The description above is a summary of the Credit Agreement and is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.19 to this report.

     Oracle has the following additional relationships with the lenders and agents under the Credit Agreement:

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•	Wachovia and CSFB, lenders and agents under the Credit Agreement, are lenders and agents under the $9,500,000,000 364-Day Term Loan Agreement dated December 28, 2004 (the “Term Loan”) among Oracle and the other agents and lenders named therein. CSFB also assists Oracle with its stock repurchase program.

•	ABN AMRO Bank N.V., a lender and agent under the Credit Agreement, or one or more of its affiliates or branches, is also a lender and agent under the Term Loan and provides Oracle and its subsidiaries with European cash management services.

•	Bank of America, N.A., a lender and agent under the Credit Agreement, or one or more of its affiliates or branches, is also a lender and agent under the Term Loan and provides Oracle and its subsidiaries with foreign exchange services.

•	Wells Fargo Bank, National Association, a lender and agent under the Credit Agreement, or one or more of its affiliates or branches, is also a lender under the Term Loan and provides Oracle and its subsidiaries with U.S. cash management services.

•	Dr. Michael Boskin, a member of Oracle’s board of directors, serves on the board of directors of Shinsei Bank, a lender under the Credit Agreement.

•	Deutsche Bank AG, a lender under the Credit Agreement, and Deutsche Bank Securities, Inc., an agent under the Credit Agreement, are also a lender and agent, respectively, under the Term Loan.

•	Citicorp USA, Inc., a lender and agent under the Credit Agreement, or one or more of its affiliates or branches, also provides Oracle and its subsidiaries with international cash management services.

•	Mizuho Corporate Bank, Ltd., a lender and agent under the Credit Agreement, is also a lender under the Term Loan.

•	KeyBank, National Association, a lender and agent under the Credit Agreement, is also a lender under the Term Loan.

•	The Bank of Tokyo-Mitsubishi, Ltd., a lender and agent under the Credit Agreement, is also a lender under the Term Loan.

•	HSBC Bank USA, National Association, a lender and agent under the Credit Agreement, is also a lender under the Term Loan.

•	J.P. Morgan Chase Bank, N.A., a lender under the Credit Agreement, or one or more of its affiliates or branches, provides Oracle and its subsidiaries with global custody agent services and fixed income brokerage services.

•	Merrill Lynch Bank USA and Lehman Brothers Bank FSB, each a lender under the Credit Agreement, or one or more of their affiliates, provide Oracle and its subsidiaries with fixed income brokerage services.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

364-Day Revolving Credit Agreement

     Please see Item 1.01, above.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Chief Financial Officer and Appointment of Interim Chief Financial Officer

     On March 17, 2005, Oracle’s Executive Vice President and Chief Financial Officer, Harry L. You, resigned. Mr. You was paid his salary through March 17, 2005, and no severance payments have been paid or are owed to him. On the same date, Safra Catz, Oracle’s Co-President, was appointed as interim Chief Financial Officer. Ms. Catz will serve in this position until a new chief financial officer can be identified and hired.

     Ms. Catz, 43, has been Co-President of Oracle since January 2004 and has served as a director since October 2001. She served as an Executive Vice President from November 1999 to January 2004 and served as a Senior Vice President between April 1999 and October 1999. Prior to joining Parent, Ms. Catz was employed by Donaldson, Lufkin & Jenrette, a global investment bank, where she was a Managing Director from February 1997 to March 1999.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION
Dated: March 22, 2005	By:	/s/ Daniel Cooperman
		Name:	Daniel Cooperman
		Title:	Senior Vice President, General Counsel and Secretary

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Exhibit Index

10.19       $3,000,000,000 364-Day Revolving Credit Agreement dated March 18, 2005